UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017 (July 17, 2017)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Form 8-K (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Flowers Foods, Inc. (the “Company”) on July 18, 2017 (the “Original 8-K”). The Original 8-K was filed to report the Company’s commencement of a voluntary employee separation incentive plan (the “VSIP”). At the time of the filing of the Original 8-K, the Company was unable to make a good faith estimate of the charges that may be incurred as a result of the VSIP. Accordingly, the sole purpose of this Amendment is to provide the Company’s estimate of these charges and file the press release announcing these charges, along with other details on its strategic priorities.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Original 8-K, on July 17, 2017, the Company commenced the VSIP as part of its effort to restructure, streamline operations and better position the Company for profitable growth.

As of the date of this Amendment, the VSIP has resulted in the voluntary separation of approximately 321 employees of the Company. Employee separations under the VSIP began on September 7, 2017, with the remaining separations expected to occur primarily throughout the remainder of fiscal 2017. The Company currently expects that the VSIP will result in a net reduction of approximately 3% of the Company’s total workforce prior to the implementation of the VSIP.

In connection with the actions described above, the Company expects to record aggregate charges of approximately $27 million to $30 million in the third quarter of 2017, with 25% to be paid during the remainder of 2017, and 75% to be paid during the first quarter of 2018. These charges consist primarily of employee severance and benefits-related costs.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2017, the Company issued a press release detailing competitive advantages and strategic priorities that were discussed during an investor briefing at the New York Stock Exchange on the same date. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated September 27, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Administrative Officer

Dated: September 27, 2017

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